Exhibit 10.42

PURCHASE AGREEMENT AND PLAN OF EXCHANGE

PURCHASE AGREEMENT AND PLAN OF EXCHANGE ("Agreement") dated as of August 8, 2004, by and between Xynergy, Inc., a Nevada corporation ("XYNY"), and Indigo Technology Services, Inc. ("Indigo"), a Georgia corporation, (together the "Constituent Corporations").

WHEREAS, the governing body of Indigo and its Board of Directors desire that Indigo become a wholly owned subsidiary of XYNY and that equity interests of Indigo will be exchanged for 36,000,000 restricted shares of the common shares of XYNY and in accordance with the terms and conditions of this Agreement and in accordance with the Nevada Revised Statutes ("NRS"); and

WHEREAS, the Constituent Corporations have agreed to the Exchange (as defined below) pursuant to and in accordance with the terms of this Agreement and each has adopted and approved this Agreement in accordance with, where applicable, the NRS Laws; and

WHEREAS, the stockholders of the Constituent Corporations, by a majority vote, have adopted and approved this Agreement in accordance with applicable laws;

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE I

                                  THE EXCHANGE

Article 1.1 The Exchange. Indigo shall become a wholly owned subsidiary of XYNY and all issued and equity interests of Indigo will be exchanged for 36,000,000 restricted shares of the common stock of XYNY (the "Exchange"). On the Effective Date (as defined below), XYNY shall be the parent corporation and Indigo will become a wholly owned subsidiary of XYNY. The corporate existence of XYNY with its purposes, powers and objects, shall continue unaffected and unimpaired by the Exchange, and as the Parent Corporation it shall have all the rights and obligations as and to the extent provided in the NRS. In addition, XYNY will allow Indigo to receive the amount of $300,000.00 in cash from the 504D raise on or before October 31, 2004.

Indigo shall have the sole right to negotiate its sale, away from XYNY, to a third party individual/entity(private or public) at any point, so long as XYNY receives a 20% ownership interest in the total number of common shares that Indigo receives in any acquisition from resultant third party company. The 20% shall be based at the date of acquisition. The date of acquisition shall be the date that Indigo is acquired but not the date of any contingent conditions to be fulfilled such as funding or cash payments. The 20% share interest shall be issued to the shareholders of XYNY prorata to the interest held in XYNY.


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Article 1.2 The Effective  Date. The Exchange sha1l become  effective as between the parties (the "Effective Date") upon execution of this Agreement.

Article 1.3 Required Approvals. This Agreement has been adopted and approved by XYNY and Indigo in accordance with the applicable provisions of the NRS Laws.

Article 1.4 Boards of Directors. The terms of the officers and/or directors shall be determined by the Board of Directors of the parent Corporation in accordance with the Bylaws except, Indigo Shall govern itself as it was governed before the exchange and shall retain all revenue and income generated for a period of 5 years from the date of the closing of this transaction for the purpose of developing and growing its business. There is no corporate action that will allow XYNY to control any of the activities of Indigo. If there arises such a situation, then this exchange shall be unwound as if it never happened.

                                   ARTICLE II

                               EXCHANGE OF SHARES

Article 2.1 Effect of Exchange on Capital Stock. On the Effective Date, by virtue of the Exchange and without any action on the part of the Constituent Corporations or the holders of any capital stock thereof:

Exchange of Indigo Common Shares. All equity interests in and to Indigo shall be exchanged for 36,000,000 restricted shares of the common stock (the "Exchanged Shares"), of the Parent Corporation, which Exchanged Shares shall be issued to Indigo in accordance with this plan.

Article 2.2 Closing of Transfer Books. From and after the Effective Date, there will be no transfer of any equity interest in Indigo except as contemplated by this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Article 3.1 Representations and Warranties. Each of the Constituent Corporations hereby represents and warrants to the other that such party: (i) is a corporation duly organized and in good standing in its jurisdiction of incorporation; (ii) has obtained the requisite approval of its Board of Directors and stockholders and/or equity holders, as the case may be, to effect the Exchange; and (iii) has full power and authority to execute, deliver and perform this Agreement.

                                   ARTICLE IV

                       CONDITIONS TO CLOSING THE EXCHANGE


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Article 4.1 Closing Date.  The closing date under this  Agreement is the same as the Effective Date (as defined above).

Article 4.2 Post Closing Obligations. As a condition subsequent to the closing of the Exchange contemplated by this Agreement, (i) an Article of Exchange shall be filed with the Secretary of State of the State of Nevada and/or any other governing body, where applicable, in the form of which is attached to this Agreement; and (ii) the equity holders of XYNY shall cause to be transferred to any persons processing or obligated to process prescriptive rights to any equity interest in XYNY. The amount of shares of common stock to be issued by XYNY pursuant to this Agreement shall be duly issued and transferred to Indigo immediately following the execution of this Agreement.

                                    ARTICLE V

                         ACCOMPLISHMENT OF THE EXCHANGE

Article 5.1 Further Assurances. The parties hereto each agree to execute such documents and instruments and to take whatever action may be necessary or desirable to consummate the Exchange.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

Article 6.1. Governing Law. This Agreement shall be construed under and in in accordance with the laws of the State of Nevada applicable to contracts to be fully performed in such state without giving effect to any choice of law principles.

Article 6.2. Headings. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

Article 6.3 Binding Effect: Successors and Assigns. This Agreement may not be assigned by either party without the written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties.

Article 6.4 Counterparts. This Agreement may be executed in separate counterparts, all of which, when so executed and delivered, shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same agreement.

Article 6.5 Prior Agreements. All prior negotiations, representations, understandings and agreements among the Constituent Corporations are merged and superseded by this Agreement, which expresses the complete agreement of the Constituent Corporations with respect to the subject matter hereof.

Article 6.6 Facsimile Signatures. Facsimile transmissions of signatures of this Agreement shall have the same binding force and effect as originals thereof.


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IN WITNESS WHEREOF, the undersigned  corporations have caused this Agreement and
Plan of Exchange to be executed by its duly authorized officers on this 8th day of August, 2004.

                        /s/
                        --------------------------------------------------------
                        Raquel Zepeda / President, Xynergy Corporation

                        /s/
                        --------------------------------------------------------
                        Jerry Rosemeyer/ C.E.O. Indigo Technology Services, Inc.

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